UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

735 N. Water Street, Suite 1000 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 19, 2014, Physicians Realty Trust (the “Company”) and its operating partnership, Physicians Realty L.P. (the “operating partnership”), entered into separate At Market Issuance Sales Agreements (the “Sales Agreements”) with each of MLV & Co. LLC, KeyBanc Capital Markets Inc., JMP Securities LLC, and RBC Capital Markets, LLC (the “Agents”), pursuant to which the Company may issue and sell its common shares of beneficial interest, $0.01 par value per share, or common shares, having an aggregate offering price of up to $150 million, from time to time, through the Agents. The common shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-197842), and are being offered pursuant to a prospectus dated August 19, 2014, as supplemented by a prospectus supplement dated August 19, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

In accordance with the Sales Agreements, the Company may offer and sell its common shares through any of the Agents, from time to time, by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, which includes sales made directly on the New York Stock Exchange, or the NYSE, or other existing trading market, or sales made to or through a market maker. With the Company’s express written consent, sales also may be made in negotiated transactions or any other method permitted by law. No Agent is required to sell any specific number or dollar amount of securities but will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell common shares up to the amount specified in, and otherwise in accordance with the terms of, a placement notice delivered by the Company to such Agent. Pursuant to the Sales Agreements, common shares may be sold through only one Agent on any given day.

Each time that the Company wishes to issue and sell common shares under a Sales Agreement with an Agent, the Company will provide such Agent with a placement notice describing the number or dollar amount of common shares to be issued, the time period during which sales are requested to be made and any minimum price below which sales may not be made.

The Company will pay each Agent a commission equal to up to 2% of the gross proceeds from each sale of common shares sold through such Agent under the applicable Sales Agreement. The net proceeds to the Company that it receives from sales of its common shares in the offering, if any, will depend on the number of common shares actually sold and the offering price for such common shares. The Company also has agreed to reimburse the Agents for certain expenses incurred in connection with entering into the Sales Agreements and have provided the Agents with customary indemnification rights.

The Company intends to contribute the net proceeds of the offering of common shares to the operating partnership in exchange for common units of partnership interest in the operating partnership, and the operating partnership intends to use the net proceeds received from the Company for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in the Company’s portfolio, working capital and other general purposes.  An affiliate of KeyBanc Capital Markets Inc. is a lender under the Company’s senior secured revolving credit facility, and a portion of the proceeds of the offering may be used to repay amounts outstanding under the facility.  The affiliate of KeyBanc Capital Markets Inc. would receive its pro rata share of any such payments.

The foregoing description of the Sales Agreements is qualified in its entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 1.1, 1.2, 1.3 and 1.4 to this Current Report on Form 8-K and are incorporated herein by reference.

In connection with the filing of the Sales Agreements, the Company is filing as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K opinions of Venable LLP, its Maryland counsel, and Baker & McKenzie LLP, its tax counsel, respectively.

Item 9.01. Financial Statement and Exhibits.

(d)  Exhibits

1.1                               At Market Issuance Sales Agreement, dated August 19, 2014, by and among Physicians Realty Trust, Physicians Realty L.P. and MLV & Co. LLC

1.2                               At Market Issuance Sales Agreement, dated August 19, 2014, by and among Physicians Realty Trust, Physicians Realty L.P. and JMP Securities LLC

1.3                               At Market Issuance Sales Agreement, dated August 19, 2014, by and among Physicians Realty Trust, Physicians Realty L.P. and KeyBanc Capital Markets Inc.

1.4                               At Market Issuance Sales Agreement, dated August 19, 2014, by and among Physicians Realty Trust, Physicians Realty L.P. and RBC Capital Markets, LLC

5.1                               Opinion of Venable LLP

8.1                               Opinion of Baker & McKenzie LLP with respect to tax matters

23.1                        Consent of Venable LLP (included in Exhibit 5.1 above)

23.2                        Consent of Baker & McKenzie LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2014	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement, dated August 19, 2014, by and among Physicians Realty Trust, Physicians Realty L.P. and MLV & Co. LLC
1.2	At Market Issuance Sales Agreement, dated August 19, 2014, by and among Physicians Realty Trust, Physicians Realty L.P. and JMP Securities LLC
1.3	At Market Issuance Sales Agreement, dated August 19, 2014, by and among Physicians Realty Trust, Physicians Realty L.P. and KeyBanc Capital Markets Inc.
1.4	At Market Issuance Sales Agreement, dated August 19, 2014, by and among Physicians Realty Trust, Physicians Realty L.P. and RBC Capital Markets, LLC
5.1	Opinion of Venable LLP
8.1	Opinion of Baker & McKenzie LLP with respect to tax matters
23.1	Consent of Venable LLP (included in Exhibit 5.1 above)
23.2	Consent of Baker & McKenzie LLP (included in Exhibit 8.1)